                                                                Exhibit 3.19(ii)

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "FABRENE CORP.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF OCTOBER, A.D. 1991, AT 12 O'CLOCK P.M.





                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             Authentication:  8530370
                                                       Date:  06-25-97
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                                  CERTIFICATE

                      for Renewal and Revival of Charter



     FABRENE CORP., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is FABRENE CORP.

     2. Its registered office in the State of Delaware, is located at 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle, the name and address of its registered agent is The Corporation Trust Company.

     3. The date of filing of the original Certificate of Incorporation in Delaware was July 26, 1989.

     4. The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, 1991, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1991, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters. Gordon McCarthy, the last and acting President, and Peter Bourgeois, the last and acting Secretary of Fabrene Corp., have hereunto set their hands to this certificate this 9th day of October 1991.


                                      /s/ Gordon McCarthy
                                      -----------------------------------
                                      Last and Acting President


                                      /s/ Peter Bourgeois
                                      -----------------------------------
                                      Last and Acting Secretary